Press Release July 31, 2025

HF Sinclair Reports 2025 Second Quarter Results and Announces Regular Cash Dividend

•Reported Net income attributable to HF Sinclair stockholders of $208 million, or $1.10 per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $322 million, or $1.70 per diluted share

•Reported EBITDA of $516 million and Adjusted EBITDA of $665 million

•Returned $145 million to stockholders through dividends and share repurchases in the second quarter

•Announced regular quarterly dividend of $0.50 per share

Dallas, Texas, July 31, 2025 ‑ HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the “Company”) today reported Net income attributable to HF Sinclair stockholders of $208 million, or $1.10 per diluted share, for the quarter ended June 30, 2025, compared to Net income attributable to HF Sinclair stockholders of $152 million, or $0.79 per diluted share, for the quarter ended June 30, 2024. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the second quarter of 2025 was $322 million, or $1.70 per diluted share, compared to adjusted net income attributable to HF Sinclair stockholders of $150 million, or $0.78 per diluted share, for the second quarter of 2024.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “During the second quarter of 2025, we made strong progress on our key priorities to improve reliability, optimization and integration, and I’m pleased to report we delivered sequential improvements over the last three quarters in refining throughput, capture and lower operating costs – allowing us to return $145 million to stockholders through dividend and share repurchases in the current period. Looking forward, we remain focused on advancing these priorities further, and with the majority of our turnarounds behind us in 2025, we believe we are well positioned to continue to execute our strategy and return excess cash to our shareholders.”

Refining segment income before interest and income taxes was $166 million for the second quarter of 2025 compared to income of $65 million for the second quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment charge of $172 million and certain items, the segment reported Adjusted EBITDA of $476 million for the second quarter of 2025 compared to $187 million for the second quarter of 2024. This increase was principally driven by higher adjusted refinery gross margins in both the West and Mid-Continent regions partially offset by lower refined product sales volumes. Adjusted refinery gross margin was $16.50 per produced barrel sold, a 46% increase compared to $11.33 for the second quarter of 2024. Crude oil charge averaged 615,930 barrels per day (“BPD”) for the second quarter of 2025 compared to 634,730 BPD for the second quarter of 2024. This decrease was primarily a result of turnaround activities at our Tulsa and Parco refineries during the second quarter of 2025.

Renewables segment loss before interest and income taxes was $4 million for the second quarter of 2025 compared to a loss of $15 million for the second quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment benefit of $24 million, the segment reported Adjusted EBITDA of $(2) million in the second quarter of 2025 compared to $2 million in the second quarter of 2024. In the second quarter of 2025 we began partially recognizing the benefits from the Producer’s Tax Credit, and we expect to capture additional incremental value in the third quarter of 2025. Total sales volumes were 55 million gallons for the second quarter of 2025 compared to 64 million gallons for the second quarter of 2024.

Marketing segment income before interest and income taxes was $18 million for the second quarter of 2025 compared to $9 million for the second quarter of 2024. The segment reported EBITDA of $25 million for the second quarter of 2025 compared to $15 million for the second quarter of 2024. This increase was primarily driven by higher margins and high-grading our mix of stores in the second quarter of 2025. Total branded fuel sales volumes were 337 million gallons for the second quarter 2025 as compared to 357 million gallons for the second quarter of 2024.

Lubricants & Specialties segment income before interest and income taxes was $33 million for the second quarter of 2025 compared to $74 million in the second quarter of 2024. The segment reported EBITDA of $55 million for the second quarter of 2025 compared to $97 million in the second quarter of 2024. The decrease was primarily driven by lower margins in addition to lower sales volumes as a result of turnaround activities at our Mississauga facility. During the second quarter of 2025, we recognized a FIFO charge of $20 million compared to a FIFO charge of $14 million during the second quarter of 2024.

Midstream segment income before interest and income taxes was $98 million for the second quarter of 2025 compared to $97 million for the second quarter of 2024. Excluding certain items, the segment reported Adjusted EBITDA of $112 million for the second quarter of 2025 compared to $110 million for the second quarter of 2024. This increase was primarily driven by higher pipeline revenues and lower operating expenses, partially offset by lower throughput volumes in the second quarter of 2025 as compared to the second quarter of 2024.

For the second quarter of 2025, net cash provided by operations totaled $587 million. At June 30, 2025, the Company’s Cash and cash equivalents totaled $874 million, a $74 million increase compared to Cash and cash equivalents of $800 million at December 31, 2024. During the second quarter of 2025, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $95 million and spent $50 million on share repurchases. Additionally, at June 30, 2025, the Company’s consolidated debt was $2,677 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share. The dividend is payable on September 4, 2025 to holders of record of common stock on August 21, 2025.

The Company has scheduled a webcast conference call for today, July 31, 2025, at 9:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/918922726. An audio archive of this webcast will be available using the above noted link through August 14, 2025.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, ongoing conflicts in the Middle East, the Russia-Ukraine war and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition or implementation of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$6,784	$7,846	$(1,062)	(14)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	5,440	6,751	(1,311)	(19)%
Lower of cost or market inventory valuation adjustments	148	(3)	151	(5,033)%
Operating expenses	572	591	(19)	(3)%
	6,160	7,339	(1,179)	(16)%
Selling, general and administrative expenses (1)	114	104	10	10%
Depreciation and amortization	226	206	20	10%
Other operating expenses, net	9	—	9	100%
Total operating costs and expenses	6,509	7,649	(1,140)	(15)%
Income from operations	275	197	78	40%

Other income (expense):
Earnings of equity method investments	10	8	2	25%
Interest income	7	19	(12)	(63)%
Interest expense	(53)	(45)	(8)	18%
Other income (expense), net	7	(1)	8	(800)%
	(29)	(19)	(10)	53%
Income before income taxes	246	178	68	38%

Income tax expense	36	24	12	50%
Net income	210	154	56	36%
Less: net income attributable to noncontrolling interest	2	2	—	—%
Net income attributable to HF Sinclair stockholders	$208	$152	$56	37%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$1.10	$0.79	$0.31	39%
Diluted	$1.10	$0.79	$0.31	39%
Cash dividends declared per common share	$0.50	$0.50	$—	—%
Average number of common shares outstanding (in thousands):
Basic	188,110	191,510	(3,400)	(2)%
Diluted	188,110	191,510	(3,400)	(2)%

EBITDA	$516	$408	$108	26%
Adjusted EBITDA	$665	$406	$259	64%

	Six Months Ended June 30,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$13,154	$14,873	$(1,719)	(12)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	10,916	12,677	(1,761)	(14)%
Lower of cost or market inventory valuation adjustments	31	(223)	254	(114)%
Operating expenses	1,168	1,199	(31)	(3)%
	12,115	13,653	(1,538)	(11)%
Selling, general and administrative expenses (1)	218	208	10	5%
Depreciation and amortization	451	403	48	12%
Other operating expenses, net	14	—	14	100%
Total operating costs and expenses	12,798	14,264	(1,466)	(10)%
Income from operations	356	609	(253)	(42)%

Other income (expense):
Earnings of equity method investments	21	15	6	40%
Interest income	16	41	(25)	(61)%
Interest expense	(102)	(87)	(15)	17%
Other income (expense), net	(46)	2	(48)	(2,400)%
	(111)	(29)	(82)	283%
Income before income taxes	245	580	(335)	(58)%

Income tax expense	37	110	(73)	(66)%
Net income	208	470	(262)	(56)%
Less: net income attributable to noncontrolling interest	4	4	—	—%
Net income attributable to HF Sinclair stockholders	$204	$466	$(262)	(56)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$1.07	$2.38	$(1.31)	(55)%
Diluted	$1.07	$2.38	$(1.31)	(55)%
Cash dividends declared per common share	$1.00	$1.00	$—	—%
Average number of common shares outstanding (in thousands):
Basic	188,298	195,110	(6,812)	(3)%
Diluted	188,298	195,110	(6,812)	(3)%

EBITDA	$778	$1,025	$(247)	(24)%
Adjusted EBITDA	$866	$805	$61	8%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	June 30, 2025	December 31, 2024

	(In millions)
Cash and cash equivalents	$874	$800
Working capital	$2,332	$1,971
Total assets	$16,843	$16,643
Total debt	$2,677	$2,638
Total equity	$9,348	$9,346

Segment Information
Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants’ production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants’ business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended June 30, 2025
Sales and other revenues:
Revenues from external customers	$5,158	$131	$826	$641	$28	$—	$6,784
Intersegment revenues and other (1)	861	127	—	4	129	(1,121)	—
	6,019	258	826	645	157	(1,121)	6,784
Cost of sales: (2)
Cost of materials and other (3)	5,045	238	792	486	—	(1,121)	5,440
Lower of cost or market inventory valuation adjustments	172	(24)	—	—	—	—	148
Operating expenses	441	22	—	63	45	1	572
	5,658	236	792	549	45	(1,120)	6,160
Selling, general and administrative expenses (2)	52	—	9	43	2	8	114
Depreciation and amortization	134	26	7	22	19	18	226
Other operating expenses, net	9	—	—	—	—	—	9
Income (loss) from operations	166	(4)	18	31	91	(27)	275
Earnings of equity method investments	—	—	—	—	9	1	10
Other income (expense), net	—	—	—	2	(2)	7	7
Income (loss) before interest and income taxes	166	(4)	18	33	98	(19)	292
Interest income	—	1	—	—	2	4	7
Interest expense	—	(2)	—	—	(1)	(50)	(53)
Income (loss) before income taxes	$166	$(5)	$18	$33	$99	$(65)	$246

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$71	$—	$11	$11	$12	$6	$111

Three Months Ended June 30, 2024
Sales and other revenues:
Revenues from external customers	$5,970	$180	$943	$726	$27	$—	$7,846
Intersegment revenues and other (1)	1,008	68	—	5	131	(1,212)	—
	6,978	248	943	731	158	(1,212)	7,846
Cost of sales: (2)
Cost of materials and other (3)	6,291	220	920	531	—	(1,211)	6,751
Lower of cost or market inventory valuation adjustments	—	(3)	—	—	—	—	(3)
Operating expenses	449	25	—	64	51	2	591
	6,740	242	920	595	51	(1,209)	7,339
Selling, general and administrative expenses (2)	51	1	8	39	2	3	104
Depreciation and amortization	122	20	6	23	15	20	206
Income (loss) from operations	65	(15)	9	74	90	(26)	197
Earnings of equity method investments	—	—	—	—	7	1	8
Other income (expense), net	—	—	—	—	—	(1)	(1)
Income (loss) before interest and income taxes	65	(15)	9	74	97	(26)	204
Interest income	—	—	—	2	3	14	19
Interest expense	—	(2)	—	(1)	(9)	(33)	(45)
Income (loss) before income taxes	$65	$(17)	$9	$75	$91	$(45)	$178

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$36	$3	$13	$7	$11	$14	$84

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other, and Eliminations	Consolidated Total

	(In millions)
Six Months Ended June 30, 2025
Sales and other revenues:
Revenues from external customers	$10,081	$225	$1,512	$1,278	$58	$—	$13,154
Intersegment revenues and other (1)	1,589	223	—	5	255	(2,072)	—
	11,670	448	1,512	1,283	313	(2,072)	13,154
Cost of sales: (2)
Cost of materials and other (3)	10,185	421	1,444	939	—	(2,073)	10,916
Lower of cost or market inventory valuation adjustments	56	(25)	—	—	—	—	31
Operating expenses	902	45	—	127	91	3	1,168
	11,143	441	1,444	1,066	91	(2,070)	12,115
Selling, general and administrative expenses (2)	106	1	16	79	4	12	218
Depreciation and amortization	271	49	14	44	37	36	451
Other operating expenses, net	14	—	—	—	—	—	14
Income (loss) from operations	136	(43)	38	94	181	(50)	356
Earnings of equity method investments	—	—	—	—	21	—	21
Other income (expense), net	—	—	—	2	(41)	(7)	(46)
Income (loss) before interest and income taxes	136	(43)	38	96	161	(57)	331
Interest income	—	1	—	2	5	8	16
Interest expense	—	(4)	—	—	(4)	(94)	(102)
Income (loss) before income taxes	$136	$(46)	$38	$98	$162	$(143)	$245

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$4	$—	$4
Capital expenditures	$130	$1	$16	$20	$21	$9	$197

Six Months Ended June 30, 2024
Sales and other revenues:
Revenues from external customers	$11,343	$360	$1,718	$1,402	$50	$—	$14,873
Intersegment revenues and other (1)	1,839	128	—	8	263	(2,238)	—
	13,182	488	1,718	1,410	313	(2,238)	14,873
Cost of sales: (2)
Cost of materials and other (3)	11,766	450	1,672	1,024	—	(2,235)	12,677
Lower of cost or market inventory valuation adjustments	(221)	(2)	—	—	—	—	(223)
Operating expenses	921	51	—	128	97	2	1,199
	12,466	499	1,672	1,152	97	(2,233)	13,653
Selling, general and administrative expenses (2)	99	3	15	74	6	11	208
Depreciation and amortization	240	40	13	45	35	30	403
Income (loss) from operations	377	(54)	18	139	175	(46)	609
Earnings of equity method investments	—	—	—	—	15	—	15
Other income, net	—	—	—	—	—	2	2
Income (loss) before interest and income taxes	377	(54)	18	139	190	(44)	626
Interest income	—	1	—	4	5	31	41
Interest expense	—	(3)	—	(1)	(18)	(65)	(87)
Income (loss) before income taxes	$377	$(56)	$18	$142	$177	$(78)	$580

Net income attributable to noncontrolling interest	$—	$—	$—	$—	$4	$—	$4
Capital expenditures	$92	$6	$20	$12	$19	$24	$173
(1)Refining segment intersegment revenues relate to transportation fuels sold to the Marketing segment. Midstream segment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relates to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Mid-Continent Region
Crude charge (BPD) (1)	252,690	265,810	256,630	262,420
Refinery throughput (BPD) (2)	269,850	281,540	273,150	277,710
Sales of produced refined products (BPD) (3)	259,220	283,190	257,300	277,830
Refinery utilization (4)	97.2%	102.2%	98.7%	100.9%

Average per produced barrel sold (5)
Gross margin (6)	$2.29	$0.66	$1.76	$3.98

Adjusted refinery gross margin (7)	$15.52	$8.39	$11.61	$9.41
Less: operating expenses (8)	6.28	5.90	6.69	6.15
Adjusted refinery gross margin, less operating expenses	$9.24	$2.49	$4.92	$3.26

Operating expenses per throughput barrel (9)	$6.03	$5.93	$6.31	$6.15

Feedstocks:
Sweet crude oil	50%	56%	50%	53%
Sour crude oil	25%	20%	25%	23%
Heavy sour crude oil	19%	19%	19%	19%
Other feedstocks and blends	6%	5%	6%	5%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	54%	52%	53%
Diesel fuels	32%	30%	31%	31%
Jet fuels	7%	5%	7%	5%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	4%	3%	4%
Base oils	4%	4%	4%	4%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

West Region
Crude charge (BPD) (1)	363,240	368,920	354,430	357,410
Refinery throughput (BPD) (2)	390,790	395,070	380,500	382,240
Sales of produced refined products (BPD) (3)	389,990	383,060	378,280	371,030
Refinery utilization (4)	86.9%	88.3%	84.8%	85.5%

Average per produced barrel sold (5)
Gross margin (6)	$4.89	$2.83	$2.53	$4.07

Adjusted refinery gross margin (7)	$17.15	$13.50	$13.80	$13.93
Less: operating expenses (8)	8.23	8.52	8.63	9.04
Adjusted refinery gross margin, less operating expenses	$8.92	$4.98	$5.17	$4.89

Operating expenses per throughput barrel (9)	$8.21	$8.26	$8.58	$8.77

Feedstocks:
Sweet crude oil	30%	37%	31%	35%
Sour crude oil	47%	41%	45%	42%
Heavy sour crude oil	11%	10%	11%	11%
Wax crude oil	5%	6%	6%	6%
Other feedstocks and blends	7%	6%	7%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	51%	53%	52%
Diesel fuels	31%	32%	32%	32%
Jet fuels	6%	6%	6%	6%
Fuel oil	2%	2%	2%	2%
Asphalt	3%	3%	2%	2%
LPG and other	6%	6%	5%	6%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	615,930	634,730	611,060	619,830
Refinery throughput (BPD) (2)	660,640	676,610	653,650	659,950
Sales of produced refined products (BPD) (3)	649,210	666,250	635,580	648,860
Refinery utilization (4)	90.8%	93.6%	90.1%	91.4%

Average per produced barrel sold (5)
Gross margin (6)	$3.85	$1.90	$2.22	$4.03

Adjusted refinery gross margin (7)	$16.50	$11.33	$12.91	$11.99
Less: operating expenses (8)	7.45	7.41	7.85	7.80
Adjusted refinery gross margin, less operating expenses	$9.05	$3.92	$5.06	$4.19

Operating expenses per throughput barrel (9)	$7.32	$7.29	$7.63	$7.67

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Consolidated
Feedstocks:
Sweet crude oil	38%	46%	39%	42%
Sour crude oil	38%	32%	37%	34%
Heavy sour crude oil	14%	13%	14%	14%
Wax crude oil	3%	3%	3%	4%
Other feedstocks and blends	7%	6%	7%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	52%	52%	52%
Diesel fuels	31%	32%	31%	32%
Jet fuels	6%	6%	7%	6%
Fuel oil	2%	1%	2%	1%
Asphalt	2%	3%	2%	3%
Base oils	2%	2%	2%	2%
LPG and other	5%	4%	4%	4%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Renewables
Sales of produced renewables products (in thousand gallons)	54,786	63,557	99,250	124,729
Average per produced gallon sold: (1)
Gross margin (2)	$(0.05)	$(0.21)	$(0.42)	$(0.42)

Adjusted renewables gross margin (3)	$0.36	$0.44	$0.27	$0.30
Less: operating expenses (4)	0.39	0.39	0.45	0.41
Adjusted renewables gross margin, less operating expenses	$(0.03)	$0.05	$(0.18)	$(0.11)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Marketing
Number of branded sites at period end (1)	1,719	1,564	1,719	1,564
Sales of refined products (in thousand gallons)	337,147	357,137	631,012	678,147
Average per gallon sold: (2)
Gross margin (3)	$0.08	$0.05	$0.09	$0.05
Adjusted marketing gross margin (4)	$0.10	$0.06	$0.11	$0.07
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Lubricants & Specialties
Sales of produced refined products (BPD)	31,963	34,915	30,460	33,009

Sales of produced refined products:
Finished products	51%	48%	52%	48%
Base oils	24%	26%	25%	26%
Other	25%	26%	23%	26%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	145,940	175,824	154,916	170,226
Affiliates—intermediate pipelines	133,296	151,894	135,835	144,982
Affiliates—crude pipelines	383,374	426,036	404,018	433,745
	662,610	753,754	694,769	748,953
Third parties—refined product pipelines	42,458	41,596	41,113	39,159
Third parties—crude pipelines	189,918	200,348	194,445	181,420
	894,986	995,698	930,327	969,532
Terminals and loading racks: (1)
Affiliates	969,791	1,031,238	980,271	800,448
Third parties	41,258	39,602	38,104	36,356
	1,011,049	1,070,840	1,018,375	836,804
Total for pipelines and terminal assets (BPD)	1,906,035	2,066,538	1,948,702	1,806,336
(1)Certain volumetric non-financial information has been recast to conform to current year presentation.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) loss on sale of equity method investment (iii) loss on early extinguishment of debt, (iv) decommissioning and closure costs, (v) asset impairments and (vi) acquisition integration costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income or Income from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions)
Net income attributable to HF Sinclair stockholders	$208	$152	$204	$466
Add: interest expense	53	45	102	87
Less: interest income	(7)	(19)	(16)	(41)
Add: income tax expense	36	24	37	110
Add: depreciation and amortization	226	206	451	403
EBITDA	$516	$408	$778	$1,025
Add: lower of cost or market inventory valuation adjustments	148	(3)	31	(223)
Add: loss on sale of equity method investment	—	—	40	—
Add: loss on early extinguishment of debt	1	—	16	—
Add: decommissioning and closure costs (1)	—	—	—	—
Add: asset impairments	—	—	1	—
Add: acquisition integration costs	—	1	—	3
Adjusted EBITDA	$665	$406	$866	$805
(1)Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.

EBITDA and Adjusted EBITDA attributable to our Refining segment are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$166	$65	$136	$377
Add: depreciation and amortization	134	122	271	240
EBITDA	$300	$187	$407	$617
Add: lower of cost or market inventory valuation adjustments	172	—	56	(221)
Add: decommissioning and closure costs	4	—	4	—
Add: asset impairments	—	—	1	—
Adjusted EBITDA	$476	$187	$468	$396
(1)Income before interest and income taxes of our Refining segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Renewables Segment	2025	2024	2025	2024

	(In millions)
Loss before interest and income taxes (1)	$(4)	$(15)	$(43)	$(54)
Add: depreciation and amortization	26	20	49	40
EBITDA	$22	$5	$6	$(14)
Add: lower of cost or market inventory valuation adjustments	(24)	(3)	(25)	(2)
Adjusted EBITDA	$(2)	$2	$(19)	$(16)
(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$18	$9	$38	$18
Add: depreciation and amortization	7	6	14	13
EBITDA	$25	$15	$52	$31
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Lubricants & Specialties Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$33	$74	$96	$139
Add: depreciation and amortization	22	23	44	45
EBITDA	$55	$97	$140	$184
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Midstream segment are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Midstream Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$98	$97	$161	$190
Add: depreciation and amortization	19	15	37	35
Less: net income attributable to noncontrolling interest	2	2	4	4
EBITDA	$115	$110	$194	$221
Add: loss on sale of equity method investment	—	—	40	—
Add: loss on extinguishment of debt	1	—	1	—
Add: decommissioning and closure costs	(4)	—	(4)	—
Adjusted EBITDA	$112	$110	$231	$221
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$6,019	$6,978	$11,670	$13,182
Cost of sales (1)	5,658	6,740	11,143	12,466
Depreciation and amortization	134	122	271	240
Gross margin	$227	$116	$256	$476
Add: lower of cost or market inventory valuation adjustments	172	—	56	(221)
Add: operating expenses	441	449	902	921
Add: depreciation and amortization	134	122	271	240
Adjusted refinery gross margin	$974	$687	$1,485	$1,416

Sales of produced refined products (BPD) (2)	649,210	666,250	635,580	648,860

Average per produced barrel sold:
Gross margin	$3.85	$1.90	$2.22	$4.03
Add: lower of cost or market inventory valuation adjustments	2.93	—	0.49	(1.87)
Add: operating expenses	7.45	7.41	7.85	7.80
Add: depreciation and amortization	2.27	2.02	2.35	2.03
Adjusted refinery gross margin	$16.50	$11.33	$12.91	$11.99
Less: operating expenses	7.45	7.41	7.85	7.80
Adjusted refinery operating expenses, less operating expenses	$9.05	$3.92	$5.06	$4.19
(1)Exclusive of Depreciation and amortization.
(2)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$258	$248	$448	$488
Costs of sales (1)	236	242	441	499
Depreciation and amortization	26	20	49	40
Gross margin	$(4)	$(14)	$(42)	$(51)
Add: lower of cost or market inventory valuation adjustments	(24)	(3)	(25)	(2)
Add: operating expenses	22	25	45	51
Add: depreciation and amortization	26	20	49	40
Adjusted renewables gross margin	$20	$28	$27	$38

Sales of produced renewables products (in thousand gallons)	54,786	63,557	99,250	124,729

Average per produced gallon sold:
Gross margin	$(0.05)	$(0.21)	$(0.42)	$(0.42)
Add: lower of cost or market inventory valuation adjustments	(0.45)	(0.05)	(0.26)	(0.02)
Add: operating expenses	0.39	0.39	0.45	0.41
Add: depreciation and amortization	0.47	0.31	0.50	0.33
Adjusted renewables gross margin	$0.36	$0.44	$0.27	$0.30
Less: operating expenses	0.39	0.39	0.45	0.41
Adjusted renewables gross margin, less operating expenses	$(0.03)	$0.05	$(0.18)	$(0.11)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$826	$943	$1,512	$1,718
Costs of sales (1)	792	920	1,444	1,672
Depreciation and amortization	7	6	14	13
Gross margin	$27	$17	$54	$33
Add: depreciation and amortization	7	6	14	13
Adjusted marketing gross margin	$34	$23	$68	$46

Sales of refined products (in thousand gallons)	337,147	357,137	631,012	678,147

Average per gallon sold:
Gross margin	$0.08	$0.05	$0.09	$0.05
Add: depreciation and amortization	0.02	0.01	0.02	0.02
Adjusted marketing gross margin	$0.10	$0.06	$0.11	$0.07
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, loss on sale of equity method investment, loss on early extinguishment of debt, decommissioning and closure costs, asset impairments and acquisition integration costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$246	$178	$245	$580
Income tax expense	36	24	37	110
Net income	$210	$154	$208	$470
Less: net income attributable to noncontrolling interest	2	2	4	4
Net income attributable to HF Sinclair stockholders	$208	$152	$204	$466

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$148	$(3)	$31	$(223)
Loss on sale of equity method investment	—	—	40	—
Loss on early extinguishment of debt	1	—	16	—
Decommissioning and closure costs (1)	—	—	—	—
Asset impairments	—	—	1	—
Acquisition integration costs	—	1	—	3
Total adjustments to income before income taxes	$149	$(2)	$88	$(220)
Adjustment to income tax expense (2)	35	—	21	(46)
Adjustments to net income attributable to noncontrolling interest	—	—	—	—
Total adjustments, net of tax	$114	$(2)	$67	$(174)

Adjusted results - non-GAAP:
Adjusted income before income taxes	$395	$176	$333	$360
Adjusted income tax expense (3)	71	24	58	64
Adjusted net income	$324	$152	$275	$296
Less: net income attributable to noncontrolling interest	2	2	4	4
Adjusted net income attributable to HF Sinclair stockholders	$322	$150	$271	$292
Adjusted earnings per share - diluted (4)	$1.70	$0.78	$1.43	$1.49
(1)Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.
(2)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions)
Non-GAAP income tax expense (2)	$71	$24	$58	$64
GAAP income tax expense	36	24	37	110
Non-GAAP adjustment to income tax expense	$35	$—	$21	$(46)
(3)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(4)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In millions)
GAAP:
Income before income taxes	$246	$178	$245	$580
Income tax expense	$36	$24	$37	$110
Effective tax rate for GAAP financial statements (1)	14.5%	13.5%	15.1%	18.9%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	3.6%	0.3%	2.4%	(1.1)%
Effective tax rate for adjusted results	18.1%	13.8%	17.5%	17.8%
(1)    Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510